Exhibit 10.4

STOCKHOLDER SUPPORT AGREEMENT

This STOCKHOLDER SUPPORT AGREEMENT, dated as of December 20, 2021 (this “Agreement”), by and among Mondee Holdings, LLC, a Delaware limited liability company (the “Mondee”) and ITHAX Acquisition Corp., an exempted company incorporated in the Cayman Islands with limited liability (“SPAC”).

WHEREAS, concurrently with the execution of this Agreement, SPAC, Ithax Merger Sub I, LLC, a Delaware limited liability company (“Merger Sub I”), Ithax Merger Sub II, LLC, a Delaware limited liability company (“Merger Sub II”), and Mondee Holdings II, Inc., a Delaware corporation (the “Company”), are entering into a Business Combination Agreement, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “BCA”; capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the BCA), pursuant to which, among other things, SPAC and the Company shall enter into a business combination;

WHEREAS, as of the date hereof, the Mondee owns beneficially and of record one (1) share of Company Common Stock (such share of Company Common Stock is referred to herein as the “Mondee Share”); and

WHEREAS, in order to induce SPAC to enter into the BCA and to consummate the Transactions, each of the Mondee and SPAC desire to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, each of Mondee and SPAC hereby agree as follows:

1.      Voting Obligations. Mondee, by this Agreement, with respect to the Mondee Share (together with any other equity securities of the Company that Mondee acquires record or beneficial ownership of after the date hereof and prior to the Closing, collectively the “Subject Mondee Equity Securities”), hereby agrees during the term of this Agreement (i) to vote (or cause to be voted), at any meeting of the stockholders of the Company, and in any action by written consent of the stockholders of the Company (which written consent shall be delivered promptly, and in any event within twenty-four (24) hours, after the Company requests such delivery), or in any other circumstance in which the vote, consent or other approval of the shareholders of the Company is sought (and appear at any such meeting, in person or by proxy, or otherwise cause all of such holders Subject Mondee Equity Securities to be counted as present thereat for purposes of establishing a quorum), all of the Subject Mondee Equity Securities held by Mondee at such time (a) in favor of the approval and adoption of the BCA and the approval of the Mergers and the other Transactions and (b) against any action, agreement or transaction or proposal that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the BCA or that would reasonably be expected to result in the failure of the Transactions from being consummated and (ii) not to commit or agree to take any action inconsistent with the foregoing. Mondee acknowledges receipt and review of a copy of the BCA and this Agreement and has had the opportunity to consult with its tax and legal advisors.

2.      Registration Rights Agreement. At the Closing, Mondee and Holders (as defined therein) shall deliver to SPAC a duly executed copy of that certain Registration Rights Agreement, by and among SPAC, the Sponsor (as defined therein), Mondee and the additional signatories thereto, in substantially the form attached as Exhibit H to the BCA.

3.      Transfer of the Mondee Share. Mondee agrees during the term of this Agreement that it shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of law), pledge, dispose of or otherwise encumber any of the Subject Mondee Equity Securities held by Mondee or otherwise agree to do any of the foregoing, (b) deposit any Subject Mondee Equity Securities held by Mondee into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect to any Subject Mondee Equity Securities held by Mondee that is inconsistent with the provisions of this Agreement or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any Subject Mondee Equity Securities held by Mondee; provided, that the foregoing shall not prohibit the transfer of the Subject Mondee Equity Securities to an affiliate of Mondee, but only if such affiliate of Mondee shall execute this Agreement or a joinder agreeing to become a party to this Agreement.

4.      Representations and Warranties. Mondee hereby represents and warrants to SPAC as follows:

(a)   The execution, delivery and performance by Mondee of this Agreement and the consummation by Mondee of the transactions contemplated hereby do not and will not (i) conflict with or violate any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order applicable to Mondee, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any person or entity, on the part of Mondee, (iii) result in the creation of any encumbrance on any Subject Mondee Equity Securities held by Mondee (other than under this Agreement, the BCA and the agreements contemplated by the BCA, including the other Ancillary Agreements) or (iv) conflict with or result in a breach of or constitute a default under any provision of Mondee’s governing documents.

(b)   As of the date of this Agreement, Mondee owns exclusively of record and has good and valid title to the Mondee Shares free and clear of any security interest, lien, claim, pledge, proxy, option, right of first refusal, agreement, voting restriction, limitation on disposition, charge, adverse claim of ownership or use or other encumbrance of any kind, other than pursuant to (i) this Agreement, (ii) applicable securities laws, and (iii) the governing documents of Mondee or the Company, and as of the date of this Agreement, Mondee has the sole power (as currently in effect) to vote and right, power and authority to sell, transfer and deliver the Mondee Share held by Mondee, and neither Mondee nor any of its affiliates own, directly or indirectly, any other shares of Company Common Stock. As of the date hereof, Mondee holds no other equity interest in the Company other than the Mondee Share.

(c)   Mondee has the power, authority and capacity to execute, deliver and perform this Agreement and this Agreement has been duly authorized, executed and delivered by Mondee.

5.      Termination. Subject to the immediately following sentence, this Agreement and the obligations of the Mondee under this Agreement shall automatically terminate upon the earlier of: (a) the First Effective Time and (b) the termination of the BCA in accordance with its terms. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided that (i) nothing in this Section 5 shall relieve any party from liability for fraud or willful breach of this Agreement occurring prior to its termination and (ii) the provisions of this Section 5 and Section 6 (other than Section 6(i)) shall survive any termination of this Agreement.

6.      Miscellaneous.

(a)   All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or email or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6(a)):

If to the Mondee, to:

Mondee, Inc.

951 Mariners Island Blvd., Ste 130

San Mateo, CA 94404

Attention: Dan Figenshu
Email: dan.figenshu@mondee.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
1601 Elm Street

Dallas, TX 75201

Attention: Michael Considine, P.C.

Email: MPConsidine@kirkland.com

200 Clarendon Street
Boston, MA 02116

Attention: Alex Lloyd
Email: alex.lloyd@kirkland.com

and

2049 Century Park East, Suite 3700

Los Angeles, CA 90067

Attention: Michele Cumpston
Email: michele.cumpston@kirkland.com

If to SPAC, to:

ITHAX Acquisition Corp.

555 Madison Avenue, Suite 11A

New York, NY 10022
Attention: Orestes Fintiklis
Email: orestes@ithacacapitalpartners.com

with a copy (which shall not constitute notice) to:

Reed Smith LLP

2850 N. Harwood St.

Suite 1500

Dallas, TX 75201

United States

Attention: Lynwood Reinhardt

Email: lreinhardt@reedsmith.com

(b)   If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to affect the original intent of the arties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(c)   This Agreement (together with the BCA and the other agreements referenced herein and therein) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), by any party without the express written consent of the other parties hereto.

(d)   This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(e)   The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and, accordingly, that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the Court of Chancery of the State of Delaware or, if that court does not have jurisdiction, any court of the United States located in the State of Delaware without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity as expressly permitted in this Agreement. Each of the parties hereby further waives (i) any defense in any action for specific performance that a remedy at law would be adequate and (ii) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

(f)    This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in the Delaware Chancery Court; provided, that if jurisdiction is not then available in the Delaware Chancery Court, then any such legal Action may be brought in any federal court located in the State of Delaware or any other Delaware state court. The parties hereby (i) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any party, and (ii) agree not to commence any Action relating thereto except in the courts described above in Delaware, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the transactions contemplated hereby, (x) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (y) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (z) that (1) the Action in any such court is brought in an inconvenient forum, (2) the venue of such Action is improper or (3) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(g)   Each of the parties hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any Action directly or indirectly arising out of, under or in connection with this Agreement or transactions contemplated hereby. Each of the parties (i) certifies that no Representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (ii) acknowledges that it has been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Section 6(g).

(h)   This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(i)     Each party hereto shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(j)     This Agreement shall not be effective or binding upon any party hereto until after such time as the BCA is executed and delivered by SPAC, the Company, Merger Sub I and Merger Sub II.

(k)   This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

(l)     Mondee shall permit and hereby consents to and authorizes SPAC and the Company to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that SPAC or the Company reasonably determines to be necessary in connection with the SPAC Merger or any of the other Transactions, a copy of this Agreement, Mondee’s identity and ownership of the Mondee Shares held by Mondee and the nature of such Mondee’s commitments and obligations under this Agreement.

(m)   Mondee signs this Agreement solely in Mondee’s capacity as a shareholder of the Company. Mondee makes no agreement or understanding in this Agreement in Mondee’s capacity (or in the capacity of any Affiliate, partner or employee of Mondee) as a director or officer of the Company (if Mondee holds such office). Nothing in this Agreement will limit or affect any actions or omissions taken by Mondee (or any Affiliate, partner or employee of Mondee) in his, her or its capacity as a director or officer of the Company, and no actions or omissions taken in any Mondee’s capacity (or in the capacity of any Affiliate, partner or employee of Mondee) as a director or officer of the Company shall be deemed a breach of this Agreement. Nothing in this Agreement will be construed to prohibit, limit or restrict Mondee (or any Affiliate, partner or employee of Mondee) from exercising his or her fiduciary duties as an officer or director of the Company.

[Signature page follows]

IN WITNESS WHEREOF, Mondee and SPAC have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

Mondee Holdings, LLC

By: /s/Prasad Gundumogula
Name: Prasad Gundumogula
Title:Chief Executive Officer

ITHAX Acquisition Corp.

By: /s/Orestes Fintiklis
Name: Orestes Fintiklis
Title:Chief Executive Officer

[Signature Page to Stockholder Support Agreement]